Exhibit 23.4

TBPE REGISTERED ENGINEERING FIRM F-1580	FAX (713) 651-0849
1100 LOUISIANA SUITE 4600 HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF RYDER SCOTT COMPANY, L.P.

We have issued our report dated January 12, 2016 on estimates of proved reserves, future production and income attributable to certain leasehold interest of EXCO Resources, Inc. (“EXCO”) as of December 31, 2015. As independent oil and gas consultants, we hereby consent to the inclusion of our report and the information contained therein and information from our prior reserve reports referenced in this Annual Report on Form 10-K of EXCO (this “Annual Report”) and to all references to our firm in this Annual Report. We hereby also consent to the incorporation by reference of such reports and the information contained therein in the Registration Statements of EXCO on Forms S-8 (File Nos. 333-159930, 333-156086, 333-132551, 333-146376, 333-177900 and 333-189262) and on Form S-3 (File Nos. 333-193660, 333-203549, 333-207166 and 333-208379).

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
March 2, 2016

SUITE 600, 1015 4TH STREET, S.W.	CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258